As filed with the Securities and Exchange Commission on September 4, 2013

Registration No. 333-178279

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

 WINDSTREAM HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	46-2847717
(State of Incorporation)	(I.R.S. Employer Identification No.)
4001 Rodney Parham Road
Little Rock, Arkansas 72212
(Address, including zip code, of
Registrant's principal executive offices)

PAETEC Holding Corp. 2011 Omnibus Incentive Plan
PAETEC Holding Corp. 2007 Omnibus Incentive Plan
PAETEC Corp. 2001 Stock Option and Incentive Plan
US LEC Corp. 1998 Omnibus Stock Plan
McLeodUSA Incorporated 2006 Omnibus Equity Plan
(Full title of the plan)
John P. Fletcher
Executive Vice President, Secretary and General Counsel
Windstream Holdings, Inc.
4001 Rodney Parham Road
Little Rock, Arkansas 72212
Tel: (501) 748-7000
Fax: (501) 748-7400
(Name, address and telephone number,
including area code, of agent for service)

With a copy to:
Daniel L. Heard
Kutak Rock LLP
124 West Capitol Avenue
Suite 2000
Little Rock, Arkansas 72201
Tel: (501) 975-3000
Fax: (501) 975-3001
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Common Stock, $0.0001 par value	N/A	N/A	N/A	N/A

(1)
The Registrant is not registering additional securities and registration fees were paid upon filing of the original Registration Statement on Form S-8 (File No. 333-178279). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (this “Amendment”), relates to the Registration Statement on Form S-8 (the “Registration Statement”), File No. 333-178279, of Windstream Corporation, a Delaware corporation (the “Predecessor”), which was filed with the Securities and Exchange Commission (the “Commission”) and became effective on December 2, 2011.  The Registration Statement registered 8,477,289 shares of the Predecessor's common stock, par value $.0001 per share for issuance to participants under the PAETEC Holding Corp. 2011 Omnibus Incentive Plan, the PAETEC Holding Corp. 2007 Omnibus Incentive Plan, the PAETEC Corp. 2001 Stock Option and Incentive Plan, the US LEC Corp. 1998 Omnibus Stock Plan, and the McLeodUSA Incorporated 2006 Omnibus Equity Plan.

This Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), to reflect the adoption by the Predecessor of a holding company form of organizational structure.  In accordance with Section 251(g) of the Delaware General Corporation Law, the holding company organizational structure was implemented by the merger (the “Merger”) of the Predecessor with and into WIN Merger Sub, Inc., a Delaware corporation, with the Predecessor being the surviving corporation.  In the Merger, which was completed on August 30, 2013 (the “Effective Time”), each share of the issued and outstanding common stock of the Predecessor (“Predecessor Stock”) was converted into one share of common stock of Windstream Holdings, Inc., a Delaware corporation (the “Registrant”), having the same rights, powers, preferences, qualifications, limitations and restrictions as the Predecessor Stock.  Pursuant to the Merger, the Predecessor became a direct, wholly-owned subsidiary of the Registrant.

In accordance with Rule 414 under the Securities Act, the Registrant, as the successor registrant to the Predecessor, hereby expressly adopts the Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Registration fees were paid at the time of the original filing of the Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the explanatory note to this Registration Statement. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant are incorporated herein by reference as of their respective dates of filing with the Securities and Exchange Commission (the “SEC”):

(a)    The Predecessor's Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 20, 2013.

(b)    The Predecessor's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, filed with the SEC on May 9, 2013 and August 8, 2013, respectively.

(c)    The Predecessor's Current Reports on Form 8-K filed with the SEC on January 4, 2013, January 8, 2013, January 23, 2013, February 7, 2013, August 13, 2013, and August 28, 2013.

(d)     The Registrant's Current Report on Form 8-K filed with the SEC on August 30, 2013.

(e)    The description of the Predecessor's Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on December 8, 2009 pursuant to Section 12 of the Securities Exchange Act of 1934

(the “Exchange Act”), as modified by the Company's Current Report on Form 8-K filed with the Commission on February 19, 2010, and including any other amendment or report filed with the Commission for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize further elimination or limiting of directors' personal liability, then the Amended and Restated Certificate provides that the personal liability of directors will be eliminated or limited to the fullest extent provided under the Delaware General Corporation Law.

As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation and its Bylaws provide that (a) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (b) the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (c) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain conditions and (d) the rights conferred by the Amended and Restated Certificate of Incorporation and Bylaws are not exclusive.

The Delaware General Corporation Law authorizes a corporation to indemnify its directors and officers provided that the corporation shall not eliminate or limit the liability of a director as follows:

(a)    for any action brought by or in the right of a corporation where the director or officer is adjudged to be liable to the corporation, except where a court determines the director or officer is entitled to indemnity;

(b)    for acts or omissions not in good faith or which involve conduct that the director or officer believes is not in the best interests of the corporation;

(c)    for knowing violations of the law;

(d)    for any transaction from which the directors derived an improper personal benefit; and

(e)    for payment of dividends or approval of stock repurchases or redemptions leading to liability under Section 174 of the Delaware General Corporation Law.

The Delaware General Corporation Law requires a corporation to indemnify a director or officer to the extent that the director or officer has been successful, on the merits or otherwise, in defense of any action, suit or proceeding for which indemnification is lawful.

The Registrant maintains a director and officer insurance policy which insures the directors and officers of the Registrant against damages, judgments, settlements and costs incurred by reason of certain wrongful acts committed by such persons in their capacities as directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Index to Exhibits following signature pages.

Item 9. Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-178279) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on September 4, 2013.

WINDSTREAM HOLDINGS, INC.

By	/s/ Jeffery R. Gardner
Jeffery R. Gardner
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-178279) has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Name	Title	Date
/s/ Jeffery R. Gardner Jeffery R. Gardner	President and Chief Executive Officer; Director (Principal Executive Officer)	September 4, 2013

/s/ Anthony W. Thomas Anthony W. Thomas	Chief Financial Officer (Principal Financial Officer)	September 4, 2013

/s/ John C. Eichler John C. Eichler	Vice President - Controller (Principal Accounting Officer)	September 4, 2013

* Carol B. Armitage	Director	September 4, 2013

* Samuel E. Beall, III	Director	September 4, 2013

* Dennis E. Foster	Director	September 4, 2013

* Francis X. Frantz	Director	September 4, 2013

* Jeffrey T. Hinson	Director	September 4, 2013

* Judy K. Jones	Director	September 4, 2013

* William A. Montgomery	Director	September 4, 2013

* Alan L. Wells	Director	September 4, 2013

*
The undersigned, by signing his name hereto, executes this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-178279) pursuant to powers of attorney executed by the above-named persons and filed with the Securities and Exchange Commission as an exhibit to the Registration Statement.

/s/ John P. Fletcher
John P. Fletcher
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Windstream Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed August 30, 2013).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K filed August 30, 2013).

5.1*	Opinion of Kutak Rock LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Kutak Rock LLP (contained in their opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Predecessor's Registration Statement on Form S-8 (SEC File No. 333-178279) filed on December 2, 2011).

99.1	PAETEC Holding Corp. 2011 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to PAETEC Holding Corp.'s Current Report on Form 8-K filed with the SEC on June 3, 2011).

99.2	PAETEC Holding Corp. 2007 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by PAETEC Holding Corp. with the SEC on May 20, 2008).

99.3
PAETEC Corp 2001 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.10.1 to the Registration Statement on Form S-4 filed by PAETEC Holding Corp. with the SEC on November 13, 2006 (SEC File No. 333-138594)).

99.4	Form of US LEC Corp. 1998 Omnibus Stock Plan, as amended (incorporated by Exhibit (d) Schedule TO filed by US LEC Corp. with the SEC on February 23, 2006 (SEC File No. 005-54177)).

99.5
McLeodUSA Incorporated 2006 Omnibus Equity Plan (incorporated by reference to Exhibit 10.1 to Registration Statement on Form S-8 filed by PAETEC Holding Corp. with the SEC on February 8, 2008 (SEC File No. 333-149130)).

* Filed herewith.